Case Study –
Case Study –
Ritz Carlton Atlanta
Ritz Carlton Atlanta
1
~$20m renovation completed in early 2009
13.4% YOY improvement in RevPAR
Index from 116.8% to 133.9% YTD
September 2011
Renowned Chef with Destination Atlanta
Restaurant
Strong revenue management in a weak
environment; citywides are down
significantly
Optimizing demand by shifting demand mix to
transient to backfill group void
Hotel has limited LRA allowing for higher IBT rates
Implemented premium upgrade sell program - 66 City
View Rooms, 18 Suites, Club Level
Revenue Statistics
Revenue Statistics 2011 Fcst
ADR Growth -1.6%
Occupancy Growth 5.5%
RevPAR Growth 3.8%
YTD Index Growth 1,470 bps
RevPAR Index 133.9%
Comp Set Rank 2 of 7
Exhibit 99.1

Case Study –
Case Study –
Renaissance Palm Springs
Renaissance Palm Springs
2
Achieved 124% of Group Booking Goals Since
Takeover
Excellent renovated room product
$20m renovation completed at the end of 2009
Implemented aggressive upsell program  - premium
rooms and premium views
Strong E-Commerce
Independent website to attract leisure market from LA
Pay per click campaigns drives  Los Angeles business
Excellent ratio of rooms to meeting space
Connected to Convention Center
Attractive Outdoor Meeting Space
Expanded spa services
More Treatment Rooms
Cabana Sales
Revenue Statistics
Revenue Statistics 2011 Fcst
ADR Growth 11.1%
Occupancy Growth 9.3%
RevPAR Growth 21.4%
YTD Sep Index Growth 1,070 bps
RevPAR Index 112.4%
Comp Set Rank 3 of 7

Case Study –
Case Study –
Westin Princeton
Westin Princeton
3
Excellent Location
Park like setting with many restaurants and shopping
Easy access to hotel compared to competition
Attractive weekend destination
Selling complete meeting packages to
compete with conference centers
Large meeting space and largest ballroom in Princeton
Strong social catering / wedding base
Strength of Westin Brand
Revenue Statistics
Revenue Statistics 2011 Fcst
ADR Growth 3.3%
Occupancy Growth 10.9%
RevPAR Growth 14.5%
YTD Sep Index Growth 600 bps
RevPAR Index 123.0%
Comp Set Rank 1 of 5

Case Study –
Case Study –
Hilton and Hampton Inn Parsippany
Hilton and Hampton Inn Parsippany
4
Excellent relationship between Hampton Inn and Hilton allows each hotel to leverage customers between hotels
Transient demand generation
Effective tiering of IBT accounts b/w Hampton and Hilton
Ruth’s Chris in hotel is an excellent advantage
Successful in attracting extended stay business
Created rate seasons for IBT
Group demand generation
Strong high rated pharmaceutical base in market
Excellent availability of breakout rooms
Large amount of pre-function space
Hilton Parsippany
Hilton Parsippany 2011 Fcst
ADR Growth 4.6%
Occupancy Growth 7.3%
RevPAR Growth 12.3%
YTD Sep Index Growth 430 bps
RevPAR Index 96.2%
Comp Set Rank 4 of 5
HI Parsippany
HI Parsippany 2011 Fcst
ADR Growth 9.8%
Occupancy Growth 3.4%
RevPAR Growth 13.5%
YTD Sep Index Growth 350 bps
RevPAR Index 103.5%
Comp Set Rank 3 of 8